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                                                              EXHIBIT (g)(2)(iv)

                                   SCHEDULE 1
                            AMENDED AS OF MAY 1,2003
                    TO INCLUDE THE ADDITION OF THE FOLLOWING

ING EQUITY TRUST:

ING Principal Protection Fund VII